Exhibit 2.h

GLADSTONE CAPITAL CORPORATION

2,000,000 Common Shares

Underwriting Agreement

April 27, 2007

Robert W. Baird & Co. Incorporated

Ferris, Baker Watts, Incorporated

As Representatives of the several Underwriters

listed on Schedule I hereto

c/o Ferris, Baker Watts, Incorporated

100 Light Street

Baltimore, MD  21202

Ladies and Gentlemen:

Gladstone Capital Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 2,000,000 shares (the “Firm Shares”) of its common stock, par value $.001 per share (the “Common Shares”).  In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 300,000 Common Shares (the “Additional Shares”) to cover over-allotments by the Underwriters, if any.  The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the “Shares.”  Robert W. Baird & Co. Incorporated and Ferris, Baker Watts, Incorporated are acting as the joint book-running representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”

The Company has entered into an Amended and Restated Investment Advisory and Management Agreement, dated as of October 1, 2006 (the “Investment Advisory Agreement”), with Gladstone Management Corporation, a Delaware corporation registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).  The Company has entered into an Administration Agreement, dated as of October 1, 2006 (the “Administration Agreement”), with Gladstone Administration, LLC, a Delaware limited liability company (the “Administrator”).

1.             REPRESENTATIONS AND WARRANTIES. The Company and the Adviser jointly and severally represent and warrant to, and agree with, each Underwriter as of the date hereof, as of the Closing Date (defined below) and as of the Date of Delivery (defined below) as follows:

(a)           Compliance with Registration Requirements.

(i)            The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act”), a registration statement

(Registration No. 333-100385) on Form N-2 with respect to the Shares, including a base prospectus (the “Base Prospectus”), and such amendments or post-effective amendments to such registration statement as may have been required to the date of this Agreement, which has been prepared by the Company pursuant to and in conformity with the requirements of the 1933 Act.  The Commission has declared effective such registration statement and any post-effective amendments thereto.  Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430, 430A, 430B or 430C of the 1933 Act) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been made available by the Company to the Underwriters.  A final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A, 430B or 430C of the 1933 Act will be filed promptly by the Company with the Commission in accordance with Rule 497 of the 1933 Act.  The term “Registration Statement” as used herein means the registration statement on Form N-2 (File No. 333-100385) at the later of the time it or any post-effective amendment thereto became effective (or any part thereof is deemed effective under Rule 430B(f)(2)) (the “Effective Date”), including financial statements, all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A, 430B or 430C of the 1933 Act, and shall include any registration statement filed pursuant to Rule 462(b) of the 1933 Act.  The term “Prospectus” as used herein means, together with the Base Prospectus, (i) the final prospectus supplement with respect to this offering, as first filed with the Commission pursuant to Rule 497 of the 1933 Act (the “Prospectus Supplement”), or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, including, in each case, the documents incorporated by reference therein.  The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus as contemplated by Rule 430, 430A, 430B or 430C of the 1933 Act included at any time in the Registration Statement, including the Base Prospectus and any preliminary prospectus supplement with respect to this offering (the “Preliminary Prospectus Supplement”), and including in each case the documents incorporated by reference therein.  The Preliminary Prospectus, together with the information set forth in the oral pricing script included on Schedule II hereto (which information the Underwriters have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Shares in the public offering) is hereinafter referred to as the “Disclosure Package.”  The Company filed a Form N-54A “Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act Filed Pursuant to Section 54(a) of the 1940 Act” (File No. 814-00237) with the Commission on August 23, 2001, under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “1940 Act”).

(ii)           The Company meets the requirements for use of Form N-2 under the 1933 Act.  Neither the Commission nor any state or other jurisdiction or other regulatory body has issued, or to the knowledge of the Company, has threatened to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, the Disclosure

Package or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose.  The Disclosure Package as of 9:30 a.m. Eastern time on the date hereof (the “Initial Time of Sale”), the Registration Statement at each Effective Date, and the Prospectus and any amendments or supplements thereto when they are filed with the Commission or become effective, as the case may be, contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of the 1933 Act.  Neither the Registration Statement nor any amendment thereto, as of the applicable Effective Date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.  Neither the Prospectus nor any amendment or supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Disclosure Package nor any amendment or supplement thereto, at the Initial Time of Sale, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriter by or on behalf of the Underwriter expressly for use in the preparation thereof (as provided in Section 9(b) hereof).

(iii)          The Incorporated Documents (defined below) at the time they became effective or at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Commission thereunder (collectively, the “Exchange Act”).  During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act) relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or any dealer, any future documents incorporated by reference or deemed incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the Exchange Act.  No such incorporated document contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and, when read together and with the other information in each of the Disclosure Package and the Prospectus, at the Effective Date of the Registration Statement, at the Initial Time of Sale and at the Closing Date (and, if any Additional Shares are purchased, at the Date of Delivery), each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made. As used herein, the term “Incorporated Documents” means the documents that are incorporated by reference in the Registration Statement, the Prospectus, any Preliminary Prospectus, or any amendment or supplement thereto during the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act) relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or any dealer.

(b)           No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular dividends on the Common Shares in amounts per share consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(c)           Good Standing of the Company. The Company has been duly formed and is existing as a corporation under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”), with all requisite corporate power and authority to own, lease and license its properties, and conduct its business as currently carried on and described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries (as defined below), taken as a whole, whether or not arising from transactions in the ordinary course of business.

(d)           Subsidiaries of the Company. As of December 31, 2006, the Company did not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than those corporations or other entities described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”) and the subsidiaries listed in Item 27 of the Registration Statement. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company does not control

(as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies.

(e)           Good Standing of the Company’s Subsidiaries. Each of the Company’s subsidiaries has been duly organized and is validly existing as a limited partnership, limited liability company or corporation in good standing under the laws of its state of organization, with all requisite power and authority to own and lease its properties, and conduct its business as described in the Disclosure Package and the Prospectus. Each subsidiary has qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Disclosure Package and the Prospectus, requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. All the outstanding shares of capital stock, limited liability company interests or partnership interests of each subsidiary of the Company, as the case may be, have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and/or the Prospectus, all such interests are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.  No such equity interest in any subsidiary was issued in violation of the preemptive or any similar right of any security holder of such subsidiary.

(f)            Authorization and Description of Common Shares.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the Disclosure Package as of the date thereof under the caption “Capitalization” and “Consolidated Selected Financial Data.”  The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Prospectus and the Disclosure Package.  All issued and outstanding Common Shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Shares of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. No shares of preferred stock of the Company have been designated, offered, sold or issued, and no shares of preferred stock are currently outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, if any, and the options or other rights granted thereunder, set forth in the Prospectus and the Disclosure Package accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All stock option, stock bonus and other stock-based compensation plans, or arrangements comply in all material respects with the provisions of the 1940 Act. The Shares to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.  The certificates representing the Shares being sold by the Company are in valid and sufficient form.

(g)           Portfolio Companies. The Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements evidencing the investments described in the Disclosure Package and the Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company Agreement”). Except as otherwise disclosed in the Disclosure Package and the Prospectus, and to the Company’s knowledge, each Portfolio Company is current, in all material respects with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Change.

(h)           Authorization of this Agreement. The Company and the Adviser have full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein, including the issuance, sale and delivery of the Shares as provided herein.  The Company’s and the Adviser’s execution and delivery of this Agreement and the performance by the Company and the Adviser of their obligations under this Agreement have been duly and validly authorized by the Company and the Adviser and this Agreement has been duly executed and delivered by the Company and the Adviser, and constitutes a valid and legally binding agreement of the Company and the Adviser, enforceable against the Company and the Adviser in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(i)            BDC Election. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect, and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission.  The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies and the rules and regulations of the Commission thereunder applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Material Adverse Effect.

(j)            Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  Neither the Company nor any subsidiary is in violation of or default under its (i) charter, articles or certificate of incorporation, by-laws, or similar organizational documents; (ii) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument, including any Portfolio Company Agreement, the Investment Advisory Agreement and the Administration Agreement, to which the Company or any of its subsidiaries is a party or bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.  The issue and sale of the Shares and the Company’s execution, delivery and performance of this Agreement (i) have been duly authorized by all necessary corporate action, have been effected in accordance with Sections 15(c) and 23(b) of the 1940 Act and will not result in any violation of the provisions of the charter, articles or certificate of incorporation or by-laws of the Company or similar organizational documents of any subsidiary, (ii) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any existing instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Effect and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except for such violations that would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby and by the Prospectus and the Disclosure Package, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws or from the National Association of Securities Dealers, Inc. (the “NASD”).

(k)           Registration Rights.  No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(l)            Preparation of the Financial Statements.  The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus and the Disclosure Package present fairly in all material respects the consolidated financial position of the Company as of and at the dates indicated and the consolidated results of its operations, consolidated changes in its stockholders’ equity and its consolidated cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement.  The consolidated selected financial data included in the Prospectus and the Disclosure Package present fairly in all material respects the information shown therein and has been compiled on a basis consistent with the consolidated financial statements included or incorporated by reference in the Registration Statement.  All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(m)          Absence of Proceedings.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is, except as set forth in or contemplated in the Disclosure Package and the Prospectus, pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(n)           Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP, who has audited the financial statements and schedules of the Company and its consolidated subsidiaries and the assessment of the Company’s management of the Company’s internal control over financial reporting included in the Registration Statement, the Disclosure Package and the Prospectus, are, and were during the periods covered by its reports, an independent registered public accounting firm within the meaning of the 1933 Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

(o)           Tax Law Compliance.  The Company and each of its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares that have not been or will not be paid.

(p)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers, and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except such as would not have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at an increase in cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(q)           All Necessary Permits.  The Company, its subsidiaries and the Adviser possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except such licenses, certificates, permits and authorizations the failure to possess would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company, any of its subsidiaries, nor the Adviser has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(r)            No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(s)           Compliance with Environmental Law.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, access for disabled persons, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus. Except as set forth in the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(t)            Investment Advisory Agreement. The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and the approvals by the board of directors and the Company’s stockholders, as applicable, of the Investment Advisory Agreement have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(u)           ERISA Compliance. The Company and the Adviser are in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) ERISA) for which the Company or any subsidiary would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); and each  “pension plan” for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(v)           Compliance with the Sarbanes-Oxley Act of 2002. Except with respect to certain non-timely filings of reports required by Section 16 of the Exchange Act by certain of the Company’s directors and executive officers, there is and has been no material failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”).

(w)          Accuracy and Completeness of Exhibits.  There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the rules and regulations thereunder that have not been so described and filed as required.  All descriptions of contracts or documents described in the Registration Statement, the Prospectus and the Disclosure Package are accurate and complete in all material respects.  Notwithstanding the foregoing, as of the date hereof, the Company has not filed certain contracts and documents as exhibits to the Registration Statement, although all such exhibits will be filed by post-effective amendment pursuant to Rule 462(d) under the 1933 Act within twenty-four (24) hours of the execution of this Agreement.

(x)            Advertisements.  Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company used in connection with the public offering of the Shares (collectively, “Sales Material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.  Moreover, all Sales Material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, and the rules and interpretations of the National Association of Securities Dealers, Inc. (the “NASD”) (except that this representation and warranty does not apply to statements in or omissions from the Sales Material made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by or on behalf of any Underwriter through you expressly for use therein).

(y)           Subchapter M. The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively).  The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(z)            Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established.  The Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(aa)         Internal Control Over Financial Reporting. The Company maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)         Intellectual Property Rights.  The Company, its subsidiaries, and the Adviser owns or possesses all trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, trade secrets, processes and other intangible property rights and know-how necessary for the conduct of its business as described in the Registration Statement (collectively, the “Intellectual Property”). Except as described in the Prospectus, (i) no third parties have received rights to any such Intellectual Property from the Company, any of its subsidiaries, or the Adviser, other than licenses granted in the ordinary course of business; (ii) to the Company’s and the Adviser’s knowledge, there is no infringement by third parties of any such Intellectual Property, (iii) there is no pending or, to the Company’s and the Adviser’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or the Adviser’s rights in or to any such Intellectual Property, and the Company and the Adviser are unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company’s and the Adviser’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company and the Adviser are unaware of any facts which would form a basis for any such claim; and (v) there is no pending or, to the Company’s and the Adviser’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Adviser infringes or otherwise violates, or would infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Adviser are unaware of any facts which would form a basis for any such claim.

(cc)         No Unlawful Contributions or Other Payments.  Neither the Company, the Adviser, nor to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Adviser, has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from company funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. No funds of the Company have been set aside to be used for any payment in violation of any law.

(dd)         Interested Persons. Except as disclosed in the Registration Statement, the Prospectus and the Disclosure Package (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (ii) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters except as otherwise disclosed in the Registration Statement.

(ee)         Nasdaq Global Select Market. The Shares are registered pursuant to Section 12(b) of the Exchange Act and have been approved for quotation on the Nasdaq Global Select Market (“NASDAQ”) upon notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NASDAQ, nor has the Company received any notification that the Commission or the NASD is contemplating terminating such registration or listing.  The Company has continued to satisfy, in all material respects, all requirements for listing the Shares for trading on the NASDAQ.

(ff)           Market-Related Data.  The statistical and market-related data included in the Disclosure Package, the Prospectus and the Registration Statement, if any, are based on or derived from sources that the Company believes to be reliable and accurate.

(gg)         Expense Summary.  The information set forth in the Prospectus in the Fee and Expenses Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

(hh)         Distribution of Offering Materials.  The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus, the Disclosure Package or other materials, if any, permitted by the 1933 Act or the 1940 Act.

(ii)           No Outstanding Loans or Other Indebtedness.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them, except as disclosed in the Prospectus and the Disclosure Package or the Company’s Proxy Statement relating to the 2007 Annual Meeting of Stockholders.

(jj)           Compliance with the Exchange Act; Reports Filed.  The documents filed by the Company with the Commission under the Exchange Act, including all such documents incorporated by reference in the Registration Statement, complied, and will comply in all material respects, with the requirements of the Exchange Act, and, when read together with the other information in the Disclosure Package and the Prospectus, at the time the Registration Statement and any amendments thereto became effective (or are deemed effective) and at the Initial Time of Sale and the Closing Date or any Date of Delivery, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed all reports required to be filed pursuant to the 1933 Act, the 1940 Act and the Exchange Act.

Any certificate signed by any officer of the Company or the Adviser and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company or the Adviser, as applicable, as to matters covered thereby, to each Underwriter.

2.             REPRESENTATIONS AND WARRANTIES OF THE ADVISER. The Adviser represents to each Underwriter as of the date hereof, as of the Closing Date (defined below), and as of each Date of Delivery, if any (defined below), and agrees with each Underwriter as follows:

(a)           No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the financial condition, or in the earnings, business affairs, operations or regulatory status of the Adviser or any of its subsidiaries, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, or would otherwise reasonably be expected to prevent the Adviser from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Change” or an “Adviser Material Adverse Effect,” where the context so requires).

(b)           Good Standing. The Adviser and each of its subsidiaries has been duly organized and is validly existing corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has the corporate power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; and each of the Adviser and its subsidiaries is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in an Adviser Material Adverse Effect.

(c)           Registration Under Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(d)           Absence of Proceedings. There is no action, suit or proceeding or, to the knowledge of the Adviser or any of its subsidiaries, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in an Adviser Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in an Adviser Material Adverse Effect.

(e)           Absence of Defaults and Conflicts. Neither the Adviser nor any of its subsidiaries is in violation of its certificate of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser is subject (collectively, the “Adviser Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser with their respective obligations hereunder and under the Investment Advisory Agreement and the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the Adviser Agreements except for such violations or defaults that would not reasonably be expected to result in an Adviser Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser or Administrator, respectively; nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or any of its assets, properties or operations except for such violations that would not reasonably be expected to result in an Adviser Material Adverse Effect.

(f)            Authorization of Agreements. This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser or the Administrator, as applicable. This Agreement, the Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Adviser or the Administrator, as applicable, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefore may be brought.

(g)           Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, the Investment Advisory Agreement, the Administration Agreement or the Prospectus (including the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption “Use of Proceeds”), except such as have been already obtained under the 1933 Act, the 1940 Act.

(h)           Description of Adviser. The description of the Adviser contained in the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i)            Possession of Licenses and Permits. The Adviser possesses such licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it (“Governmental Licenses”), except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in an Adviser Material Adverse Effect; the Adviser is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in an Adviser Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in an Adviser Material Adverse Effect; and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Effect.

(j)            Employment Status. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Company, if any, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, the Adviser or the Administrator or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

3.             PURCHASE AND SALE.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $23.0375 per share (representing a public offering price of $24.25 per share, less an underwriting discount of $1.2125 per share), the number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 300,000 Additional Shares in the aggregate at the same purchase price per share as the Underwriters shall pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date hereof upon written or telegraphic notice by the Representatives to the Company setting forth the number of Additional Shares as to which the several Underwriters are exercising the option and the Date of Delivery. The number of Additional Shares to be purchased by each Underwriter shall be the same percentage of the total number of Additional Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

4.             DELIVERY AND PAYMENT. Delivery of and payment for the Firm Shares and the Additional Shares (if the option provided for in Section 3(b) hereof shall have been exercised before the Business Day, defined below, prior to the Closing Date) shall be made at 10:00 a.m., Eastern time, on May 2, 2007, or at such time on such date not more than three (3) Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Shares being herein called the “Closing Date”). Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Shares and the Additional Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.  “Business Day” shall mean any day other than a Saturday, Sunday, a legal holiday, or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

If the option provided for in Section 3(b) hereof is exercised on or after the Business Day prior to the Closing Date, the Company will deliver the Additional Shares (at the expense of the Company) to the Representatives, on the date (the “Date of Delivery”) specified by the

Representatives (which shall be within three (3) Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  If settlement for the Additional Shares occurs after the Closing Date, the Company will deliver to the Representatives on the Date of Delivery for the Additional Shares, and the obligation of the Underwriters to purchase the Additional Shares shall be conditioned upon receipt of, opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5.             OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus Supplement under the caption “Underwriting.”

6.             AGREEMENTS. The Company agrees with the several Underwriters that:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company will comply with the requirements of Rule 430 B and 430C under the 1933 Act and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares.  The Company will promptly effect the filings required under Rule 497, in the manner and within the time period required by Rule 497, notify the Representatives of the filing thereof, and take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Continued Compliance with the Securities Laws. If at any time when the Prospectus is required by the 1933 Act or the Exchange Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, to file a new registration statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) promptly prepare and file with the Commission, subject to Section 6(j), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, (ii) use its best efforts to have such amendment or new registration statement declared effective as soon as practicable, and (iii) furnish to the Underwriters, without charge, such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.

(c)           Rule 158.  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(d)           Delivery of Registration Statements, Prospectuses.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be part thereof) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters.  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  The Company will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications.  The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(f)            No Manipulation of Market for Shares. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(g)           Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus Supplement, the Base Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus Supplement, the Base Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents to which the Company is a party printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on NASDAQ; (vi) any required registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”) (including any filing fees); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(h)           Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(i)            Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any new registration statement relating to the Shares or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Registration Statement or amendment thereto) at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1940 Act, the Exchange Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel to the Underwriters shall reasonably object.  The Company will give the Representatives notice of its intention to make any filing pursuant to the Exchange Act from the date hereof to the Closing Date (and, if any additional Shares are purchased to the Date of Delivery) and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(j)            Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1940 Act and the Exchange Act within the time periods required by such act, rule or regulation.  To the extent the distribution of Shares has been completed, the Company will not be required to provide the Representatives with reports it is required to file with the Commission under the Exchange Act.

(k)           Amendments or Supplements to the Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company will promptly notify the Underwriter so that any use of the Disclosure Package may cease until it is amended or supplemented (at the sole cost and expense of the Company).

(l)            Restriction on Sale of Shares.  During a period of 60 days from the date of the Prospectus Supplement (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.  Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issued an earnings release or a release regarding material news relating to the Company; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The restrictions in this Section shall not apply to the Shares to be sold hereunder or the Common Shares issued pursuant to the Company’s Dividend Reinvestment Plan.

(m)          Business Development Company Election.  The Company will use its best efforts to maintain its status as a business development company.

The Company and Underwriters covenant to one another as follows:

(n)           NASD No Objection Letter.  The Company and the Underwriter agree to use their best efforts to obtain a no objection letter from the NASD regarding the fairness and reasonableness of the underwriting terms and arrangements.

7.             CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Firm Shares and the Additional Shares on the Closing Date or any Date of Delivery, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Adviser contained herein as of the date hereof, the Closing Date and any Date of Delivery, to the accuracy of the statements of the Company and the Adviser made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus containing information omitted pursuant to Rule 430, Rule 430A, Rule 430B or Rule 430C relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in the manner and within the time period required by Rule 497, as applicable (or any required post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b)           Opinions of Counsel for the Company and the Adviser.  On the Closing Date and any Date of Delivery, the Underwriters shall have received the opinions of Cooley Godward Kronish LLP, counsel for the Company and the Adviser, and Kirkpatrick & Lockhart Preston Gates Ellis LLP, counsel to the Company and the Adviser as to 1940 Act matters, in the form mutually agreed upon.

(c)           Opinion of Counsel for the Underwriters.  The Representatives shall have received from Bass, Berry & Sims PLC, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any Date of Delivery, and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(d)           Officers’ Certificates.  The Company and the Adviser shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company (and appropriate officer of the Adviser), dated the Closing Date and any Date of Delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any supplements to the Prospectus and this Agreement and that:

(i)            the representations and warranties of the Company and the Adviser in this Agreement are true and correct on and as of the Closing Date (and any Date of Delivery) with the same effect as if made on the Closing Date (or any Date of Delivery), and the Company and the Adviser have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date (or any Date of Delivery);

(ii)           the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

(e)           Accountant’s Comfort Letter.  On the date of this Agreement and on the Closing Date (including any Date of Delivery, as the case may be), PricewaterhouseCoopers LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or any Date of Delivery, as the case may be, shall use a “cut-off” date no more than three (3) Business Days prior to such Closing Date or such Date of Delivery.

(f)            No Material Adverse Change.  Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement and the Prospectus.

(g)           Lock-Up Agreements.  The Company shall have procured for the benefit of the Underwriters lock-up agreements, in the form of Schedule III attached hereto, from certain of the Company’s executive officers.

(h)           Additional Documents.  At the Closing Date and the Date of Delivery, counsel to the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel to the Underwriters.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered to the office of Bass, Berry & Sims PLC, counsel for the Underwriters, at 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, on the Closing Date and any Date of Delivery, as applicable.

8.             REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company or the Adviser to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Robert W. Baird & Co. Incorporated and Ferris, Baker Watts, Incorporated on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

9.             INDEMNIFICATION AND CONTRIBUTION.

(a)           The Company and the Adviser jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof, or in any Preliminary Prospectus, the Disclosure Package or the Prospectus, or in any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, defending and/or settling any such loss, claim, damage, liability or action; provided, however, that the Company and the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Adviser may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Adviser, each director of the Company, each officer who signs the Registration Statement, and each person who controls the Company and the Adviser within the meaning of either the 1933 Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Adviser to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. The Company and Adviser acknowledge that (i) the public offering price and underwriting discount figures appearing on the cover page and under the caption “Underwriting” in the Prospectus Supplement; and (ii) the concession and reallowance figures appearing under the caption “Underwriting” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus Supplement or the Base Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other parties indemnified pursuant to this Agreement which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Adviser and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Adviser and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser on the one hand and by the Underwriters on the other from the offering of the Shares; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Adviser and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Adviser on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Adviser shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or by the Adviser on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Adviser within the meaning of either the 1933 Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Adviser, subject in each case to the applicable terms and conditions of this paragraph (d).

10.           DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the nondefaulting Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Common Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such nondefaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company or the Adviser. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.           TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such time (i) trading in any shares of the Company’s capital stock shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the NASDAQ shall have been suspended or limited or minimum prices shall have been established on the NASDAQ, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus.

12.           REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Adviser or the officers of the Company and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Adviser or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13.           NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Company or the Adviser, will be mailed, delivered or telefaxed to Gladstone Capital Corporation 1521 Westbranch Drive, Suite 200, McLean, Virginia 22102, Fax number 703-287-5801, Attention: David Gladstone, Chairman and Chief Executive Officer, with a copy to Cooley Godward Kronish LLP, One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, Virginia 20190, Fax number 703-456-8100, Attention: Darren DeStefano, Esq. and if sent to the Representatives, will be mailed, delivered or telefaxed to Robert W. Baird & Co. Incorporated, 1751 Pinnacle Drive, Suite 1100, McLean VA 22102, Fax Number: 703-821-5789, Attention: Mark C. Micklem, and Ferris, Baker Watts, Incorporated, 100 Light Street, Baltimore, MD 21202, Fax number 410-659-4632, Attention: Cliff Booth with a copy to Bass, Berry & Sims PLC, The Tower of Peabody Place, 100 Peabody Place, Suite 900, Memphis, Tennessee 38103, Fax number 901-543-5999, Attention: John A. Good, Esq.

14.           NO FIDUCIARY DUTY.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company acknowledges and agrees that: (a) nothing herein shall create a fiduciary or agency relationship between the Company and the Underwriters; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (c) the relationship between the Company and the Underwriters is entirely and solely commercial, based on arms-length negotiations; (d) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (e) notwithstanding anything in this Underwriting Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

15.           SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

16.           APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.           COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18.           HEADINGS. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser and the several Underwriters.

Very truly yours,

Gladstone Capital Corporation

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	Chairman and CEO

Gladstone Management Corporation

By:	/s/ George Stelljes III
Name:	George Stelljes III
Title:	President

CONFIRMED AND ACCEPTED
as of the date first above mentioned by:

Robert W. Baird & Co. Incorporated
Ferris, Baker Watts, Incorporated
For themselves and on behalf of the several
Underwriters named in Schedule I hereto.

Robert W. Baird & Co. Incorporated

By:	/s/ Mark C. Micklem
Name: Mark C. Micklem
Title: Managing Director

Ferris, Baker Watts, Incorporated

By:	/s/ Scott T. Bass
Name: Scott T. Bass
Title: Vice President

SCHEDULE I

Underwriters	Number of Firm Shares
Robert W. Baird & Co. Incorporated	475,000
Ferris, Baker Watts, Incorporated	300,000
Oppenheimer & Co. Inc.	500,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc	315,000
J.J.B. Hilliard, W.L. Lyons, Inc.	155,000
Davenport & Company LLC	135,000
Morgan Keegan & Company, Inc.	120,000
Total	2,000,000

SCHEDULE II

Members of the Underwriter’s selling group orally communicated the following information to their respective customers:

The Company proposes to sell 2,000,000 shares of common stock to the Underwriters. The last reported sale price of the Company’s common stock on the NASDAQ on April 26, 2007 was $24.52 per share.

The purchase price for the common shares will be $23.0375 per share, which represents a price to the public of $24.25 per share, less an underwriting discount of $1.2125 per share.

SCHEDULE III

Form of Lock-Up Agreement

April 27, 2007

Robert W. Baird & Co. Incorporated

Ferris, Baker Watts, Incorporated

As Representatives of the several Underwriters,

listed on Schedule I to the Underwriting Agreement

c/o Ferris, Baker Watts, Incorporated

100 Light Street

Baltimore, MD  21202

Re:          Proposed Public Offering by Gladstone Capital Corporation

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Gladstone Capital Corporation, a Maryland corporation (the “Company”), Gladstone Management Corporation, a Delaware corporation (the “Adviser”) and the several underwriters listed on Schedule I thereto (the “Underwriters”), relating to an underwritten public offering (the “Public Offering”) of shares (the “Shares”) of the Company’s common stock, $.001 par value per share (the “Common Stock”), pursuant to a Registration Statement on Form N-2 (File No. 333-100385) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to continue their efforts in connection with the offering of the Shares, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees to the following:

(a)           During the period beginning on the date hereof and continuing to and including the 90th day after the date of the execution of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:

(i)            offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or file or demand or request that the Company file any registration statement under the Securities Act of 1933, as amended (the “1933 Act”), with respect to any of the foregoing, or otherwise include any of the foregoing in any registration statement filed by the Company under the 1933 Act; or

(ii)           enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Common Stock;

whether any such swap or transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, in cash or otherwise. Notwithstanding the foregoing, in the event that either (x) during the last 15 calendar days plus 3 business days before the Lock-Up Period expires, the Company issues an earnings release (or a release regarding material news relating to the Company) or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this subparagraph shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date of the earnings release or the material news or material event occurs.

(b)           The restrictions set forth in Paragraph (a) above is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to, or result in, a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

(c)           The undersigned further represents and agrees that the undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Shares or any related securities.

(d)           Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Ferris, Baker Watts, Incorporated and Robert W. Baird & Co. Incorporated on behalf of the Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean the undersigned’s spouse, children, grandchildren, parents and siblings.

(e)           The undersigned further represents that the undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) in Paragraph (d) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever with the exception of a security interest in certain of the Undersigned’s Shares in favor of the Company, which resulted from the purchase of such shares via promissory note by the Undersigned.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

This Agreement shall lapse and become null and void if no Shares have been purchased and paid for pursuant to the Underwriting Agreement by May 5, 2007.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.

Very truly yours,

Signature:

Print Name: